EXECUTION COPY

$500,000,000

AMENDED AND RESTATED 364-DAY TERM LOAN AGREEMENT

dated as of December 4, 2018
among
XCEL ENERGY INC.,
as Borrower,

The Several Lenders from Time to Time Parties Hereto,
MUFG BANK, LTD.,
as Administrative Agent,

MUFG BANK, LTD.,
as Lead Arranger and Bookrunner

AMERICAS 96180772

AMERICAS 96180772	(i)

AMERICAS 96180772	ii

AMERICAS 96180772	iii

AMENDED AND RESTATED 364-DAY TERM LOAN AGREEMENT (this “Agreement”), dated as of December 4, 2018, among XCEL ENERGY INC., a Minnesota corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and MUFG BANK, LTD., as administrative agent.
RECITALS
The Borrower, the Lenders and MUFG Bank, Ltd., as Administrative Agent, are party to the Original 364-Day Term Loan Agreement (such terms and other capitalized terms used in these preliminary statements being defined in Section 1.1 hereof).
The Borrower has requested that the Lenders amend and restate the Original 364-Day Term Loan Agreement in the form of this Agreement and that they shall continue to extend credit to the Borrower on the terms and conditions set forth herein.
The Lenders are willing to amend and restate the Original 364-Day Term Loan Agreement and extend such credit on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
SECTION 1.
DEFINITIONS
Section 1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“15% Subsidiary”: each current or subsequently acquired Subsidiary (other than Existing Utility Subsidiaries) the total assets of which equal or exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries.
“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on LIBOR01 or LIBOR02 of the Reuters screen (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively.
“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
“Administrative Agent”: MUFG Bank, Ltd., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.
“Agents”: the collective reference to Administrative Agent, the Lead Arranger and the Bookrunner.

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“Agreement”: as defined in the preamble hereto.
“Anti-Corruption Laws”: means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin”: a rate per annum equal to (i) for Eurodollar Loans, 0.50% and (ii) for ABR Loans, 0.00%.
“Applicable Percentage”: means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, to the extent provided in Section 2.18, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Approved Cost Recovery Bonds”: securities, however denominated, that are issued by the Borrower or any consolidated Subsidiary of the Borrower (or any instrumentality statutorily authorized for such purpose (whether or not a Subsidiary of the Borrower)), which securities are (i) issued under and in accordance with applicable State public utility law (and expressly approved by the applicable State public utility commission) with respect to the recovery of designated costs or expenditures (including through applicable State public utility commission order for financing) with respect to regulated assets or regulatory assets authorized by the applicable State public utility commission, (ii) under which recourse is limited to assets that are rights to collect designated charges authorized by applicable law to be invoiced to customers of the Borrower or such Subsidiary (together with ancillary related assets customarily included therewith, collectively, “Designated Charges”) and that are, in any event non-recourse to the Borrower and its Subsidiaries (other than for failure to collect and pay over such Designated Charges and other customary indemnities for such type of financings) and (iii) payable solely from Designated Charges.
“Arranger Party”: MUFG Bank, Ltd. and any of its Affiliates.
“ASC”: The Financial Accounting Standards Board Accounting Standards Codification.
“Assignee”: as defined in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit B.
“Bail-In Action”: means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation”: means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event”: means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any

AMERICAS 96180772	2

action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefitted Lender”: as defined in Section 10.7(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Bookrunner”: MUFG Bank, Ltd.
“Borrower”: as defined in the preamble hereto.
“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder (excluding any conversions or continuations of any Loan).
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Notwithstanding the foregoing, (x) all leases of any Person (including leases entered into after the date hereof) that are or would be treated as operating leases in accordance with GAAP as in effect on December 31, 2015, shall continue to be accounted for as operating leases (and none of the obligations of the lessee thereunder shall constitute Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP after such date that would otherwise require any of the obligations of the lessee thereunder to be treated as Capital Lease Obligations and (y) any lease (or other agreement deemed to be a lease, in accordance with GAAP), in each case, whether entered into before or after the Closing Date, that would not have been characterized as of the date thereof as (i) a capital lease under GAAP as in effect as of December 31, 2015 or (ii) (a) Indebtedness or (b) Funded Debt under the Original 364-Day Term Loan Agreement, as in effect as of the Closing Date, will not be deemed to be (i) a capital lease or finance lease, (ii) (a) Indebtedness or (b) Funded Debt, respectively, for any purpose under this Agreement as a result of any change in GAAP occurring or coming into or taking effect after June 20, 2016, including, without limitation, ASC Topic 840 or 842 or any similar or successor pronouncement or rule.

AMERICAS 96180772	3

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Change in Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Voting Stock representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.
“Closing Date” December 5, 2017.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commitment”: as to any Lender, the obligation of such Lender to make Loans in an aggregate principal not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be reduced pursuant to Section 2.4 and otherwise changed from time to time pursuant to the terms hereof.
“Commitment Period”: as to any Lender, the period from and including the Restatement Date to the Commitment Termination Date.
“Commitment Termination Date”: March 4, 2019.
“Commodity Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, commodities.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party”: means the Administrative Agent and any Lender.
“Cut-Off Time”: as defined in Section 2.6(a).
“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

AMERICAS 96180772	4

“Defaulting Lender”: means any Lender that, as reasonably determined by the Administrative Agent, (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after a written request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Delayed Draw Loans”: as defined in Section 2.1(b).
“Designated Charges”: as defined in the definition of “Approved Cost Recovery Bonds”.
“Designated Significant Subsidiary”: any Significant Subsidiary designated as such by the Borrower in accordance with Section 6.10, so long as such designation shall not have been revoked pursuant to Section 6.10.
“Disclosure Materials” means, collectively, (i) the Annual Reports on Form 10-K of the Borrower and each of its Existing Utility Subsidiaries for the fiscal year ended December 31, 2017, (ii) the Quarterly Report on Form 10-Q of each of the Borrower and its Existing Utility Subsidiaries for the fiscal quarter ended on September 30, 2018 and (iii) the Current Reports on Form 8-K filed by each of the Borrower and its Existing Utility Subsidiaries, in each case, after September 30, 2018 but prior to the date hereof.
“Disposition”: with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Dollars” and “$”: dollars in lawful currency of the United States.
“EEA Financial Institution”: means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

AMERICAS 96180772	5

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Event”: (a) any Reportable Event; (b) a determination that any Plan is in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA) or receipt by the Borrower or any Commonly Controlled Entity from the PBGC or a plan administrator of any notice that any Multiemployer Plan is in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its Commonly Controlled Entities of any liability under Title IV of ERISA with respect to the termination of any Plan or any other liability under Title IV of ERISA; (e) the receipt by the Borrower or any Commonly Controlled Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its Commonly Controlled Entities of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any Commonly Controlled Entity of any notice, or the receipt by any Multiemployer Plan from the Borrower or any Commonly Controlled Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule”: means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the London interbank offered rate as administered by ICE Benchmark Administration1 (or any other Person that takes over the administration of such rate for Dollars for a period equal to, and commencing on the first day of, such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest
____________________
1 ICE Benchmark Administration Limited makes no warranty, express or implied, either as to the results to be obtained from the use of the ICE LIBOR and/or the figure at which ICE LIBOR stands at any particular time on any particular day or otherwise. ICE Benchmark Administration Limited makes no express or implied warranties or merchantibility or fitness for a particular purpose in respect of use of ICE LIBOR.

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rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on LIBOR01 or LIBOR02 of the Reuters screen (or any successor or substitute page of such page), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein. Notwithstanding the foregoing, if the London interbank offered rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate (other than ABR Loans bearing interest at a rate determined in accordance with clause (c) of the definition of ABR).
“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements
“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Event of Default”: any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excluded Taxes”: as defined in Section 2.13(a).
“Existing Utility Subsidiary”: means Northern States Power Company, a Minnesota corporation; NSPC-W; Southwestern Public Service Company, a New Mexico corporation; and Public Service Company of Colorado, a Colorado corporation.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.
“Fee Letter” means that certain Fee Letter, dated as of November 26, 2018, among the Borrower, the Lead Arranger and Bookrunner and the Administrative Agent.

AMERICAS 96180772	7

“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Commitment Period.
“FERC”: the Federal Energy Regulatory Commission and any successor thereto.
“Fitch”: Fitch, Inc. and any successor thereto.
“Funded Debt”: of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) the deferred and unpaid balance of the purchase price owing by such Person on account of any assets or services purchased (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 180 days unless being contested in good faith) if such purchase price is (A) due more than nine months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or a similar written instrument; (iii) all Capital Lease Obligations of such Person; (iv) all obligations of such Person evidenced by notes, bonds, debentures or other similar written instruments; (v) any non-contingent obligation of such Person in respect of letters of credit and bankers’ acceptances issued for the account of such Person (other than such letters of credit, bankers’ acceptances and drafts for the purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above); (vi) guaranty obligations of such Person with respect to indebtedness for borrowed money of another Person (including Affiliates); (vii) all Off-Balance Sheet Liabilities of such Person; and (viii) all obligations of the kind referred to in clauses (i) through (vii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that so long as such Person is not obligated under such Funded Debt other than with respect to such Lien, such Funded Debt shall be considered to be Funded Debt of such Person only to the extent of the lesser of the value of (i) any limit in value of the Lien or (ii) the fair market value of the property that is subject to any such Lien; provided, further, that in no event shall any calculation of Funded Debt of the Borrower include deferred taxes; provided, further, that there shall be excluded from “Funded Debt” an aggregate principal amount of (i) Non-Recourse Debt (including asset securitizations) and Approved Cost Recovery Bonds, (ii) Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities outstanding as of the last day of the immediately preceding fiscal quarter for which financial statements are available but, in the case of this clause (ii), only up to an amount thereof equal to 15% of Total Capital as of such date, (iii) net obligations under any Swap Agreement or Commodities Swap Agreement and (iv) indebtedness arising solely from the application of ASC Topics 460 Guarantees, 810 Consolidation or 840 Leases.
“Funding Office”: the office of the Administrative Agent specified in Section or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time; provided that in the event that any “Accounting Change” (as defined below) shall occur and such change would otherwise result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then unless and until the Borrower, the Administrative Agent and the Required Lenders mutually agree to adjustments to the terms hereof to reflect any such Accounting Change, all financial covenants (including those contained in Section 7.1), standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC and shall include the adoption or implementation of International

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Financial Reporting Standards or changes in lease accounting. Unless otherwise specifically addressed herein, in the event of an Accounting Change the Administrative Agent, the Required Lenders and the Borrower shall negotiate the adjustments referred to in the proviso to the first sentence of this definition in good faith.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, in any case, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Hybrid Equity Securities”: any securities issued by the Borrower, any Subsidiary or a financing vehicle of the Borrower or any Subsidiary that (i) are classified as possessing a minimum of “minimum equity content” by S&P, Basket B equity credit by Moody’s and 25% equity credit by Fitch at the time of issuance thereof and (ii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the date that is 91 days after the Maturity Date.
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables or liabilities incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all non-contingent obligations of such Person in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person redeemable prior to the date that is 91 days after the

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Maturity Date, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that so long as such Person is not obligated under such Indebtedness other than with respect to such Lien, such Indebtedness shall be considered to be Indebtedness of such Person only to the extent of the lesser of the value of (i) any limit in value of the Lien or (ii) the fair market value of the property that is subject to any such Lien. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, any indebtedness arising solely from the application of ASC Topics 460 Guarantees, 810 Consolidation or 840 Leases shall not constitute “Indebtedness”.
“Ineligible Persons”: as defined in Section 10.6(a).
“Initial Loans”: as defined in Section 2.1(a).
“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent”: pertaining to a condition of Insolvency.
“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Maturity Date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.
“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing, continuation or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months, as selected by the Borrower in its notice of borrowing, notice of continuation or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months, as selected (or deemed selected) by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)the Borrower may not select an Interest Period that would extend beyond the Maturity Date; and

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(iii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
“Lead Arranger”: MUFG Bank, Ltd.
“Lenders”: as defined in the preamble hereto.
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Loan Documents”: this Agreement, the Fee Letter, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loans”: the Initial Loans and the Delayed Draw Loans.
“Mandatorily Convertible Securities”: mandatorily convertible equity-linked securities issued by the Borrower or any Subsidiary, so long as the terms of such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case prior to the date that is 91 days after the Maturity Date.
“Material Adverse Effect”: any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of this Agreement or any other Loan Document or the rights and remedies of the Administrative Agent or the Lenders hereunder and thereunder; it being agreed that the inability of the Borrower and/or any of its Subsidiaries to issue commercial paper shall not be a consideration in determining whether a Material Adverse Effect, a material adverse effect, material adverse change or other similar event or occurrence has occurred.
“Material Indebtedness”: Indebtedness (other than the Loans, the principal amount of any Non-Recourse Debt and the principal amount of any Approved Cost Recovery Bonds), or payment obligations in respect of one or more Swap Agreements or Commodity Swap Agreements, of any one or more of the Borrower and its Significant Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Significant Subsidiary in respect of any Swap Agreement or any Commodity Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Significant Subsidiary would be required to pay if such Swap Agreement or Commodity Swap Agreement, as applicable, were terminated at such time.
“Maturity Date”: December 3, 2019, as may be extended by Recommitting Lenders pursuant to Section 2.17.
“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

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“Non-Committing Lender”: as defined in Section 2.17(a).
“Non-Excluded Taxes”: all taxes other than Excluded Taxes.
“Non-Recourse Debt”: Indebtedness (a) which does not constitute Indebtedness or a Guarantee Obligation of the Borrower or any Significant Subsidiary, (b) as to which neither the Borrower nor any Significant Subsidiary is a lender, (c) in respect of which a default thereunder would not permit (whether upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any Significant Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (d) as to which the lenders thereunder will not have any recourse to the stock or assets of the Borrower or any Significant Subsidiary.
“Non-U.S. Lender”: as defined in Section 2.13(d).
“Notes”: the collective reference to any promissory note evidencing Loans under this Agreement.
“NSPC-W”: Northern States Power Company, a Wisconsin corporation.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term ““NYFRB Rate”” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“Off-Balance Sheet Liability”: of a Person, (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction of such Person which is not a Capital Lease Obligation (other than by operation of the last sentence of the definition of Capital Lease Obligation), and (iii) all Synthetic Lease Obligations of such Person. The amount of liability under a Sale and Leaseback Transaction of any Person shall be the amount that would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP if such lease or agreement were accounted for as a Capital Lease Obligation.

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“Original 364-Day Term Loan Agreement” means the 364-Day Term Loan Agreement, dated as of December 5, 2017, among the Administrative Agent, the Lenders party thereto from time to time and the Borrower.
“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document other than Excluded Taxes.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time,) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Parent”: means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant”: as defined in Section 10.6(c).
“Participant Register”: as defined in Section 10.6(c).
“Patriot Act”: Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Permitted Lien”: (i) any Lien securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with Section 6.3; (ii) any Lien on the properties and assets of a Significant Subsidiary of the Borrower securing an obligation owing to the Borrower or another Significant Subsidiary; (iii) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance, social security or retirement benefits or similar legislation; (iv) any Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if no Event of Default exists in respect of such order; (v) any Lien existing on (A) any property or asset of any Person at the time such Person becomes a Subsidiary or (B) any property or asset at the time such property or asset is acquired by the Borrower or a Subsidiary, but only, in the case of either (A) or (B), if and so long as (1) such Lien was not created in contemplation of such Person becoming a Subsidiary or such property or asset being acquired, (2) such Lien is and will remain confined to the property or asset subject to it at the time such Person becomes a Subsidiary or such property or asset is acquired and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (3) such Lien secures only the obligation secured thereby at the time such Person becomes a Subsidiary or such property or asset is acquired; (vi) any Lien in existence on the Restatement Date to the extent set forth on Schedule 7.2, but only, in the case of such Lien, to the extent it secures an obligation outstanding on the Restatement Date to the extent set forth on such Schedule; (vii) any Lien upon any real property, fixtures or equipment of the Borrower securing Purchase Money Indebtedness, Capital Lease Obligations or other Indebtedness incurred solely for the purpose of financing the acquisition, construction, expansion or

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improvement (which improvements do not constitute ordinary course repairs and are undertaken in a single or a series of related transactions having a cost in excess of $25,000,000, in aggregate) thereof but only if, in the case of each such Lien, (A) such Lien shall at all times be confined solely to the property or asset the purchase price or construction, expansion or improvement costs of which was financed through the incurrence of such Purchase Money Indebtedness, Capital Lease Obligation or other Indebtedness secured by such Lien and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (B) such Lien attaches to such property or asset concurrently with or within 180 days after the acquisition, construction, expansion or improvement thereof; (viii) deposits made in the ordinary course of business to secure the performance of bids, trade contracts (other than Indebtedness), operating leases, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (ix) deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (x) easements, reservations, rights-of-way, restrictions, rights arising under tenancies-in-common, rights of joint owners, survey exceptions and other similar encumbrances as to real property which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or any Significant Subsidiary conducted at the property subject thereto; (xi) leases and subleases of property owned or leased by the Borrower or any Significant Subsidiary not interfering with the ordinary conduct of the business of the Borrower and the Significant Subsidiaries; (xii) Liens securing obligations, neither assumed by the Borrower or any Significant Subsidiary nor on account of which the Borrower or any Significant Subsidiary customarily pays interest, upon real estate or under which any Significant Subsidiary has a right-of-way, easement, franchise or other servitude or of which any Significant Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating transmission and distribution lines and related support structures, pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment; (xiii) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution; (xiv) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of clause (v), (vi), (vii) or (xvii) of this definition, but only if (A) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (B) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligations secured by the Lien so renewed, extended or replaced; (xv) Liens on any property of any Significant Subsidiary securing Indebtedness of such Significant Subsidiary; (xvi) (A) Liens on the assets of any Significant Subsidiary created under or pursuant to any Indenture (as such term is defined in any of the Subsidiary Credit Agreements) to which such Significant Subsidiary is a party and (B) any other Liens on the assets of any Significant Subsidiary in favor of any Person of a type permitted under any such Indenture, as such Indenture exists on the date hereof, without regard to any waiver, amendment, modification or restatement thereof, unless otherwise agreed to by the Administrative Agent; (xvii) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or any Significant Subsidiary and not created in contemplation thereof; (xviii) with respect to NSPC-W, Liens arising under or pursuant to the Wisconsin Wage Lien Statute, Chapter 109 of the Wisconsin Statutes & Annotations, or any successor statute, in each case, as amended from time to time, (xix) any Liens on applicable Designated Charges securing Approved Cost Recovery Bonds, (xx) Liens representing the rights of lessors in and with respect to property which the Borrower or any Subsidiary leases under a “true lease” and (xxi) Liens not described in clauses (i) through (xx), inclusive, securing Indebtedness or other liabilities or obligations of the Borrower and/or its Significant Subsidiaries in an aggregate principal amount outstanding not to exceed 10% of the consolidated net worth of the Borrower and its Subsidiaries at the time of such incurrence.

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“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the Borrower or a Commonly Controlled Entity, or with respect to which the Borrower, or a Commonly Controlled Entity has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.
“Prime Rate”: the rate of interest per annum publicly announced from time to time by MUFG Bank, Ltd. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by MUFG Bank, Ltd. in connection with extensions of credit to debtors).
“Purchase Money Indebtedness”: Indebtedness of the Borrower or any Significant Subsidiary that is incurred to finance part or all of (but not more than) the purchase price or cost of construction, expansion or improvement (which improvements do not constitute ordinary course repairs and are undertaken in a single or a series of related transactions having a cost in excess of $25,000,000, in aggregate) of any tangible property; provided that such Indebtedness is incurred within 180 days after such purchase.
“Recommitment Notice”: as defined in Section 2.17(a).
“Recommitment Request”: as defined in Section 2.17(a).
“Recommitment Request Response Date”: as defined in Section 2.17(a).
“Recommitting Lender”: as defined in Section 2.17(a).
“Register”: as defined in Section 10.6(b).
“Regulations”: of the Board, regulations (including without limitation Regulations D, T, U and X) of the Board as in effect from time to time.
“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg.§4043.
“Required Lenders”: at any time, the holders of more than 50% of the sum of the unfunded Commitments then in effect and the aggregate principal amount of Loans then outstanding, in each case, at such time.
“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Responsible Officer”: the chief executive officer, president, chief financial officer or treasurer of the Borrower.
“Restatement Date”: December 4, 2018, subject to satisfaction of all of the conditions specified in Section 5.1.
“S&P”: S&P Global Ratings or any successor thereto.
“Sale and Leaseback Transaction”: any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and concurrently therewith lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or substantially similar property.
“Sanctioned Country”: at any time, a country or territory which is itself the target of any Sanctions.
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SEC”: the Securities and Exchange Commission and any successor thereto.
“Significant Subsidiary”: (a) any Existing Utility Subsidiary, (b) any 15% Subsidiary and (c) any Designated Significant Subsidiary.
“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Credit Agreements” means those certain separate Second Amended and Restated Credit Agreements, each dated as of June 20, 2016, among, inter alios, each of the Existing Utility Subsidiaries and JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders party thereto from time to time.
“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates,

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currencies, equity or debt instruments or securities, including indices relating thereto, or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.
“Synthetic Lease Obligation”: the monetary obligation of a Person under (i) a so- called synthetic or off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment). The amount of Synthetic Lease Obligations of any Person under any such lease or agreement shall be the amount which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP if such lease or agreement were accounted for as a Capital Lease Obligation.
“Total Capital”: the sum of (A) stockholder’s equity, which is the sum of common stock, premium on common stock, retained earnings and preferred stock plus (B) Funded Debt plus (C) to the extent not included in Funded Debt, Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities, in each case as determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of “Total Capital” any non- cash effects resulting from the application of (i) ACS Topic 740 Income Taxes or (ii) ACS Topic 715 Compensation-Retirement Benefits.
“Transferee”: any Assignee or Participant.
“Trust Preferred Securities”: any preferred securities issued by a Trust Preferred Securities Subsidiary, where such preferred securities have the following characteristics:
(i)such Trust Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Borrower or a wholly- owned direct or indirect Subsidiary of the Borrower in exchange for subordinated debt issued by the Borrower or such wholly-owned direct or indirect Subsidiary, respectively;
(ii)such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the subordinated debt; and
(iii)the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower (as the case may be) makes periodic interest payments on the subordinated debt, which interest payments are in turn used by the Trust Preferred Securities Subsidiary to make corresponding payments to the holders of such preferred securities.
“Trust Preferred Securities Subsidiary”: any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly Owned Subsidiaries of the Borrower) at all times by the Borrower, (ii) that has been formed for the purpose of issuing Trust Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower (as the case may be) and payments made from time to time on such subordinated debt.
“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.
“United States”: the United States of America.

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“Voting Stock”: Capital Stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, then entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such contingency.
“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers”: means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.1    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.
(c)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
SECTION 2.
AMOUNT AND TERMS OF THE LOANS
Section 2.1    The Loans. (a) Subject to the terms and conditions of the Original 364-Day Term Loan Agreement, each Lender made a term loan in Dollars (“Initial Loans”) to the Borrower on

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the Closing Date. Such Initial Loans shall continue as Initial Loans under this Agreement. As of the Restatement Date, the aggregate principal amount of outstanding Initial Loans is $250,000,000.
(b)    Subject to the terms and conditions hereof, each Lender severally agrees to make additional term loans in Dollars (“Delayed Draw Loans”) in one or more (but, in any event, no more than three) advances to the Borrower at any time during the Commitment Period in an amount not to exceed such Lender’s Commitment as of such date; provided that the Delayed Draw Loans to be made on any date shall be in the minimum aggregate principal amount (as among all Lenders collectively) of $10,000,000 (or, if less, the amount of the then aggregate unfunded Commitment). The Delayed Draw Loans may be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.6.
Section 2.2    Procedure for Borrowing. Each Loan shall be made upon irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans (or, with respect to any Eurodollar Loans to be made on the Restatement Date, such shorter time period as may be agreed by the Administrative Agent) or (b) 11:00 A.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective lengths of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or if less, the then remaining unfunded Commitment) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Applicable Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.
Section 2.3    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a commitment fee for the period from and including the date hereof to the last day of the Commitment Period applicable thereto equal to 0.10% of the average daily amount of the aggregate unfunded Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date.
(b)    The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.
Section 2.4    Termination or Reduction of Commitments.
(a)    Upon the funding of the Initial Loan on the Closing Date and/or the funding of any Delayed Draw Loans on any subsequent date pursuant to Section 2.1(b), the Commitments of each Lender shall be reduced by an amount equal to the Initial Loan or Delayed Draw Loan, as applicable, funded by such Lender.

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(b)    Upon the earliest to occur of (i) the funding of the Loans in an aggregate amount equal to the aggregate Commitments, (ii) the reduction to zero or termination of all Commitments by the Borrower in accordance with Section 2.4(c), and/or (iii) the Commitment Termination Date, the Commitments shall be reduced to zero and the Commitment Period shall be terminated.
(c)    The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce, in whole or in part, the amount of the Commitments, in each case, without premium or penalty.
Section 2.5    Repayments and Prepayments.
(a)    The Borrower hereby unconditionally promises to pay on the Maturity Date, to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Loan made by such Lender to the Borrower.
(b)    The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, on the prepayment date, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof (it being agreed that the failure of the Borrower to make any such voluntary prepayment on such date shall not result in an Event of Default and that the sole remedy with respect to such failure shall be the obligation to pay any amounts which may become owing as a result of such failure pursuant to Section 2.14).
Section 2.6    Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (the “Cut-Off Time”), provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.
(b)    Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations,

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and provided, further, that if by the Cut-Off Time with respect to any Interest Period for any Eurodollar Loan which is then ending, the Borrower shall have failed to give notice of continuation or notice of the conversion of such Eurodollar Loan to an ABR Loan as described in Section 2.6(a) above, the Borrower shall be deemed to have elected to continue such Loan as a Eurodollar Loan for an Interest Period equal to one month. Notwithstanding the foregoing, if any continuation of any Loans as Eurodollar Loans is not permitted pursuant to the first proviso in this Section 2.6(b) such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice (or deemed election) the Administrative Agent shall promptly notify each Lender thereof.
Section 2.7    Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than four Eurodollar Tranches shall be outstanding at any one time.
Section 2.8    Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin with respect to Eurodollar Loans.
(b)    Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin with respect to ABR Loans.
(c)    (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise (as determined after giving effect to any grace periods applicable to the payment thereof)), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest, fees or other amounts payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise (as determined after giving effect to any grace periods applicable to the payment thereof)), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
(d)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
Section 2.9    Computation of Interest and Fees.
(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

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(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a).
Section 2.10    Inability to Determine Interest Rate.
(a)    If prior to the first day of any Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders that:
(i)    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
(ii)    the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.
(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the Eurodollar Base Rate has made a public statement that the administrator of the Eurodollar Base Rate is insolvent (and there is no successor administrator that will continue publication of the Eurodollar Base Rate), (x) the administrator of the Eurodollar Base Rate has made a public statement identifying a specific date after which the Eurodollar Base Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Eurodollar Base Rate), (y) the supervisor for the administrator of the Eurodollar Base Rate has made a public statement identifying a specific date after which the Eurodollar Base Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Eurodollar Base Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Base Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Base Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall

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not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.10(b), only to the extent the Eurodollar Base Rate for such Interest Period is not available or published at such time on a current basis), (x) any election request pursuant to Section 2.6 that requests the conversion of any Borrowing to, or continuation of any borrowing as, a Eurodollar Loan shall be ineffective and (y) if any borrowing request pursuant to Section 2.2 requests a Eurodollar Rate borrowing, such borrowing shall be made as an ABR borrowing.
Section 2.11    Pro Rata Treatment and Payments. (a) Except as otherwise expressly provided herein, each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Applicable Percentages of the Lenders.
(b)    Except as otherwise expressly provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.
(c)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(d)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such Loans, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Borrower against such Lender.

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(e)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(f)    If any Lender shall fail to make any payment required to be made by it pursuant 2.11(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) so long as such Lender is a Defaulting Lender, hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
Section 2.12    Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)    shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except, in each case, for Excluded Taxes, Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of such Lender);
(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or
(iii)    shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans hereunder or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay such Lender, reasonably promptly after its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, setting forth in reasonable detail the calculations upon which such Lender determined such amounts. For purposes of this clause (a) and clause (b) below, (A) the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith are deemed to have gone into effect and been adopted on the later of the actual effective date thereof and one (1) Business Day after the effectiveness of this

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Agreement and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in any Requirement of Law”, regardless of the date enacted, adopted or issued; provided that, as to any Lender seeking reimbursement or compensation hereunder with respect to either of clause (A) or (B) immediately above, such Lender shall only be so reimbursed or compensated to the extent that such Lender is then generally seeking similar reimbursement or compensation in respect of credit transactions entered into on or after the date hereof similar to the transactions contemplated hereby from borrowers similarly situated to the Borrower to the extent such Act, requests, rules, guidelines or directives are applicable thereto.
(b)    If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor setting forth in reasonable detail the calculations upon which such Lender determined such amounts, the Borrower shall pay to such Lender reasonably promptly after such submission such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c)    A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if within such six-month period circumstances occur that give rise to such claim having a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.13    Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and (ii) any U.S. Federal withholding taxes imposed under FATCA (such excluded taxes being the “Excluded Taxes”). If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such taxes are Non-Excluded Taxes, the

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amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive such additional amounts from the Borrower with respect to such Non- Excluded Taxes pursuant to this paragraph, so long as such additional amounts payable by the Borrower are not increased thereby.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment as is reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental Non-Excluded Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.
(d)    Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI, as applicable, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit C and a Form W-8BEN or Form W8BEN-E, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
(e)    A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally

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entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.
(f)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)    If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all associated out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(h)    The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(i)    For purposes of this Section 2.13, the term “applicable law” includes FATCA.
Section 2.14    Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto (including as a result of the acceleration of the Loans) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrower pursuant to Section 2.16. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest

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for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.15    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12 or 2.13(a) with respect to such Lender, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.12 or 2.13(a).
Section 2.16    Replacement of Lenders. If (i) any Lender requests compensation under Section 2.12, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13(a), (iii) any Lender fails to give consent to any amendment, waiver or modification requiring the consent of all Lenders or all affected Lenders and as to which Lenders constituting the Required Lenders have so consented, (iv) any Lender becomes a Non-Committing Lender, or (v) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender, but without any requirement of the consent of such Lender, and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) with respect to any replacement Lender, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13(a), such assignment will result in a reduction in such compensation or payments and (iv) in the case of an assignment resulting from a Non-Committing Lender pursuant to Section 2.17, so long as such Non-Committing Lender’s outstanding Obligations are fully repaid as set forth in clause (ii) above in connection therewith, such Non-Committing Lender may be replaced on a non pro rata basis with Lenders (either new or existing Lenders) assuming all or any portion of the outstanding Loans of such Non-Committing Lender being so replaced, provided that after giving effect to any such assignment, in no event shall the principal amount of the aggregate outstanding Loans owing to all Lenders be greater than the principal amount of the outstanding Loans owing to all Lenders immediately prior to giving effect thereto. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.17    Recommitment.

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(a)    The Borrower may, by written notice to the Administrative Agent in the form of Exhibit D (a “Recommitment Request”) given no later than the 90th day prior to the Maturity Date, request that the Lenders, in their sole and absolute discretion, recommit to maintain their Loan outstanding for one additional term of not more than 364-days after the Maturity Date (as specified by the Borrower in such notice), provided that the extension shall be subject to the following: (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the representations and warranties made by the Borrower in this Agreement shall be true and correct in all material respects (except to the extent such representation and warranty relates solely to an earlier date, if which case the representation and warranty shall have been true and correct in all material respects as of such earlier date). Such recommitment, if approved in accordance herewith, shall only become effective on the Maturity Date with respect to each such Lender that consents thereto by written notice in the form of Exhibit E (a “Recommitment Notice”) to the Administrative Agent given no later than 30 days after the applicable Recommitment Request is given by the Borrower (or such later date as the Borrower shall specify in such Recommitment Request) (the “Recommitment Request Response Date”) (each Lender giving a Recommitment Notice being referred to herein as a “Recommitting Lender” and each Lender other than a Recommitting Lender being referred to herein as a “Non-Committing Lender”), provided that (i) such recommitment shall only be effective if Lenders holding more than 50% of the aggregate principal amount of the outstanding Loans as of the date of the Recommitment Request agree to become Recommitting Lenders, (ii) any Lender that fails to submit a Recommitment Notice on or before the applicable Recommitment Request Response Date shall be deemed not to have consented to such recommitment and shall constitute a Non-Committing Lender, and (iii) subject to clause (b) below, not later than 10 days prior to the Maturity Date (prior to giving effect to such requested extension thereof), the Borrower shall have the right to replace any Non-Committing Lender pursuant to Section 2.16. No Lender shall have any obligation to consent to any such recommitment. The Administrative Agent shall notify each Lender of the receipt of a Recommitment Request promptly after receipt thereof. The Administrative Agent shall notify the Borrower and the Lenders no later than five days after the applicable Recommitment Request Response Date whether the Administrative Agent has received Recommitment Notices from Lenders holding more than 50% of the outstanding Loans on the date of the applicable Recommitment Request.
(b)    Any outstanding Loans (to the extent not assigned to and assumed by a replacement Recommitting Lender as set forth in Section 2.16 and below) owing to any Non-Committing Lender shall be due and payable on the Maturity Date. In accordance with Section 2.5(a), on the Maturity Date, the Borrower shall pay to the Administrative Agent, for the account of each Non-Committing Lender, an amount equal to such Non-Committing Lender’s Loans, together with accrued but unpaid interest and fees thereon and all other amounts then payable hereunder to such Non-Committing Lender. If, however, on or before the date which is 10 days prior to the Maturity Date, the Borrower obtains a replacement Lender pursuant to Section 2.16 for any such Non-Committing Lender and such replacement Lender agrees to the recommitment through the new Maturity Date, then such replacement Lender shall for all purposes of this Section 2.17 and this Agreement be deemed to be a Recommitting Lender, and the Loans of such replacement Lender shall be deemed recommitted to, effective as of the Maturity Date, for such extended term.
Section 2.18    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3;
(b)    the Commitment of each Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any

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amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification specifically requiring the consent of such Lender or each Lender directly affected thereby (as set forth in the proviso to Section 10.1); and
(c)    no such failure by a Defaulting Lender to make any Loan hereunder shall relieve, diminish or otherwise affect any other Lender’s obligation to fund its Applicable Percentage hereunder.
SECTION 3.
[RESERVED]
SECTION 4.
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
Section 4.1    Financial Condition. (i) The audited consolidated balance sheet of the Borrower as at December 31, 2017, and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Borrower as of such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended and (ii) the unaudited consolidated balance sheet of the Borrower as at September 30, 2018 and the related consolidated statements of income and cash flows for the fiscal quarter then ended, present fairly the consolidated financial condition of the Borrower as of such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal quarter then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (as then in effect) (other than with respect to the absence of footnotes and subject to normal year-end adjustments) applied consistently throughout the periods involved (except as agreed by the Administrative Agent and the Required Lenders or as approved by the aforementioned firm of accountants and disclosed therein). As of the Restatement Date, except as set forth on Schedule 4.1 and/or as disclosed in the SEC public filings of the Borrower and/or its Subsidiaries prior to the date hereof, neither the Borrower nor any Significant Subsidiary has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to above in this paragraph.
Section 4.2    No Change. As of the Restatement Date, except as set forth on Schedule 4.2 and/or as disclosed in the Disclosure Materials, since December 31, 2017, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Section 4.3    Existence. The Borrower and each Significant Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its material properties, to lease the material properties it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing could not, in the

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aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower is not an EEA Financial Institution.
Section 4.4    Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder. The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with (a) any extension of credit hereunder when made (except, in each case, for consents, authorizations, filings, notices or other acts required with respect to such extension of credit that have been obtained or made and are in full force and effect at the time of such extension of credit) or (b) the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents. Each Loan Document has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
Section 4.5    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not (a) conflict with or violate any (i) Requirement of Law applicable to the Borrower or (ii) Contractual Obligation of the Borrower or any Significant Subsidiary (except in the case of this clause (a) to the extent any such violations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect) and (b) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.
Section 4.6    Litigation. As of the Restatement Date, (a) except as disclosed in the SEC public filings of the Borrower or its subsidiaries prior to the date hereof, no material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Significant Subsidiary or against any of their respective properties or revenues that could reasonably be expected to have a Material Adverse Effect and (b) no material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Significant Subsidiary with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby.
Section 4.7    Taxes. Each of the Borrower and each Significant Subsidiary has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) where failure to file such returns or pay, discharge or otherwise satisfy such taxes, fees or other charges could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect and (ii) any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Significant Subsidiary).

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Section 4.8    Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board.
Section 4.9    ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred and (ii) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.
Section 4.10    Approvals, Authorization, Notice. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, except for any authorization, order, approval, notice, filing or other action (i) that is not yet required to be obtained, made or taken or (ii) that has duly been obtained, made or taken and is (x) in full force and effect and (y) sufficient for the purposes hereof, or except where the failure to satisfy any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
Section 4.11    Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.
Section 4.12    Use of Proceeds. Subject to Sections 4.8 and 7.6, the proceeds of the Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, refinancing indebtedness of the Borrower and its Subsidiaries outstanding from time to time.
Section 4.13    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure, in its reasonable judgment, compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their capacities as such) with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the Borrower’s knowledge, each of the foregoing’s respective officers, employees, directors and agents (in each case, in their respective capacities as such) are in compliance with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or, to the Borrower’s knowledge, any of the foregoing’s respective directors, officers or employees (in their capacities as such), or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary (in their capacities as such) that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing hereunder, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. As of the Restatement Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.
SECTION 5.
CONDITIONS PRECEDENT
Section 5.1    Conditions to Restatement Date. The agreement of each Lender to amend and restate the Original 364-Day Term Loan Agreement in the form of this Agreement is subject to the satisfaction, prior to or concurrently with effectiveness of this Agreement on the Restatement Date, of the following conditions precedent:

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(a)    Amended and Restated 364-Day Term Loan Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1.
(b)    Financial Statements. The Borrower shall have delivered or made available (including by electronic communication regarding public filings thereof in accordance with the penultimate paragraph of Section 10.2) audited consolidated financial statements of the Borrower for the 2015, 2016 and 2017 fiscal years.
(c)    [reserved]
(d)    Fees. The Lenders and the Administrative Agent shall have received all fees agreed to be paid on the Restatement Date, and all reasonable out-of-pocket expenses agreed to be paid for which invoices have been presented (including the reasonable out-of-pocket fees and expenses of a single legal counsel for the Agents and the Lenders, collectively), reasonably in advance of the Restatement Date.
(e)    Closing Certificate; Certified Articles of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Restatement Date, substantially in the form of Exhibit A, with appropriate insertions and attachments, including the articles of incorporation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower, and (ii) a good standing certificate for the Borrower from its jurisdiction of organization.
(f)    Anti-Terrorism Compliance. (i) At least two Business Days before the Restatement Date each Lender shall have received all documents and other information reasonably requested by it that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Restatement Date each Lender shall have received a Beneficial Ownership Certification in relation to the Borrower.
(g)    Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
(i)    the legal opinion of Jones Day, special New York counsel to the Borrower; and
(ii)    the legal opinion of Scott M. Wilensky, general counsel of Xcel Energy Inc.
Each such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.
Section 5.2    Conditions to All Loans. The agreement of each Lender to make the Initial Loans and the Delayed Draw Loans (but for clarity sake, not any conversion or continuation) requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:
(a)    Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents (other than the representations and warranties contained in Sections 4.2 and 4.6, which representations and warranties need only be true and correct on and as of the Restatement Date) shall be true and correct in all material respects on and as of such date as if

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made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date.
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(c)    Notice of Borrowing. The Administrative Agent shall have received a notice of borrowing with respect to the requested Loans in accordance with, and prior to the deadline set forth in, Section 2.2.
The borrowing (but for clarity sake, not any conversion or continuation) by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied; it being agreed that the inability of the Borrower and/or any of its Subsidiaries to issue commercial paper shall not be a consideration in determining whether the conditions in this Section 5.2 have been satisfied.
SECTION 6.
AFFIRMATIVE COVENANTS
The Borrower hereby agrees that, so long as Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder:
Section 6.1    Financial Statements. The Borrower shall furnish to the Administrative Agent (which shall in turn furnish to the Lenders):
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and
(b)    as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).
All such financial statements shall present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries and shall be prepared in reasonable detail and in accordance with GAAP applied (except as (i) otherwise provided herein, (ii) approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein or (iii) in the case of interim financial statements, the absence of footnotes and normal year-end adjustments) consistently throughout the periods reflected therein and with prior periods.

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Section 6.2    Certificates; Other Information. The Borrower shall furnish to the Administrative Agent (which shall in turn furnish to the Lenders, or, in the case of clause (c), to the relevant Lender):
(a)    concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, during such period the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default (which has not been previously disclosed to the Administrative Agent pursuant to this Section) except as specified in such certificate and (ii) a compliance certificate containing all information and calculations necessary for determining compliance by the Borrower with the provisions of Section 7.1 of this Agreement as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;
(b)    within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all reports on Forms 10-K, 10-Q and 8-K that the Borrower files with the SEC;
(c)    promptly, any change in the information provided In the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified parts (c) or (d) of such certification; and
(d)    promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.
Section 6.3    Payment of Obligations and Taxes. The Borrower shall and shall cause each of its Significant Subsidiaries to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations (including, without limitation, obligations with respect to material taxes) of whatever nature, except that neither the Borrower nor any Subsidiary shall be required to pay, discharge or otherwise satisfy any such obligation or taxes (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has provided adequate reserves in accordance with GAAP or (ii) where failure to pay, discharge or otherwise satisfy such obligation could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 6.4    Maintenance of Existence; Compliance. The Borrower shall and shall cause each of its Significant Subsidiaries:
(a)    to preserve, renew and keep in full force and effect its organizational existence, except as otherwise permitted by Section 7.3 or 7.4;
(b)    to take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except (i) as otherwise permitted by Section 7.3 or (ii) to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

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(c)    to comply with all Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.5    Maintenance of Property; Insurance. The Borrower shall and shall cause each of its Significant Subsidiaries to (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance on its property in at least such amounts (subject to deductibles and self-retention limits) and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.
Section 6.6    Inspection of Property; Books and Records; Discussions. The Borrower shall and shall cause each of its Significant Subsidiaries to (a) keep proper books of records and account in which full, true and correct (in all material respects when taken as a whole) entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) from time to time, but not to exceed once in any twelve month period, during normal business hours and on reasonable prior notice, permit representatives of any Lender to visit and inspect any of its properties (subject to such physical security requirements as the Borrower or the applicable Significant Subsidiary may require) and examine and make abstracts from any of its books and records (except to the extent that such access is restricted by law or by a bona fide non-disclosure agreement not entered into for the purpose of evading the requirements of this Section 6.6) and to discuss the business, operations, properties and financial and other condition of the Borrower and the Significant Subsidiaries with officers and employees of the Borrower and the Significant Subsidiaries and with their independent certified public accountants; provided, however, that during the occurrence and continuance of an Event of Default, the Borrower shall and shall cause each of its Significant Subsidiaries to permit representatives of any Lender to engage in the activities permitted in clause (b), above at any reasonable time and as often as may reasonably be desired.
Section 6.7    Notices. Promptly after any Responsible Officer of the Borrower with responsibility for the matter in question becomes aware thereof, the Borrower shall give notice to the Administrative Agent (which shall in turn furnish such notice to the Lenders) of:
(a)    the occurrence of any Default or Event of Default;
(b)    any (i) default or event of default under any Contractual Obligation of the Borrower or any Significant Subsidiary or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any Significant Subsidiary, on the one hand, and any Governmental Authority, on the other hand, that in either case, if not cured could reasonably be expected to have a Material Adverse Effect;
(c)    (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, which in any case under clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect; and
(d)    any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

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Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or such Significant Subsidiary proposes to take with respect thereto.
Section 6.8    Ownership of Significant Subsidiaries. The Borrower shall at all times, directly or indirectly own, beneficially and of record, (a) except as permitted by Section 6.10, 7.3 or 7.4, 100% of each class of issued and outstanding common stock of each Significant Subsidiary and (b) 100% of each class of issued and outstanding common stock of each 15% Subsidiary.
Section 6.9    Scope of Business. The Borrower shall, and shall cause each Significant Subsidiary to, engage primarily in energy-related businesses.
Section 6.10    Significant Subsidiaries. So long as no Default or Event of Default then exists or arises as a result thereof, the Borrower may from time to time by written notice delivered to the Administrative Agent:
(a)    designate any Subsidiary as a Significant Subsidiary; and
(b)    with respect to any Designated Significant Subsidiary, revoke its designation as a Significant Subsidiary; provided that the assets of such Designated Significant Subsidiary could have been disposed of pursuant to the provisions of Section 7.4 if such transaction were treated as a Disposition of the assets of such Designated Significant Subsidiary.
Section 6.11    Compliance with Certain Laws. The Borrower will maintain in effect and enforce policies and procedures designed to ensure, in its reasonable business judgment, compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their capacities as such) with Anti-Corruption Laws and applicable Sanctions.
SECTION 7.
NEGATIVE COVENANTS
The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder:
Section 7.1    Ratio of Funded Debt to Total Capital. The Borrower shall not permit the ratio of Funded Debt of the Borrower and its Subsidiaries on a consolidated basis to Total Capital as at the last day of any fiscal quarter of the Borrower to exceed 0.65 to 1.00.
Section 7.2    Liens. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for Permitted Liens.
Section 7.3    Fundamental Changes. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, merge or consolidate with any Person, except that, if after giving effect thereto no Default or Event of Default would exist, this Section 7.3 shall not apply to (a) any merger or consolidation of the Borrower with any one or more Persons (including any Subsidiary), so long as the successor entity (if other than the Borrower) (i) is a Person organized and duly existing under the law of any state of the United States and (ii) assumes, in form reasonably satisfactory to the Administrative Agent, all of the obligations of the Borrower under this Agreement, (b) any merger or consolidation of a Significant Subsidiary with another Subsidiary, provided that the continuing Person shall be a Significant

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Subsidiary, and (c) any merger or consolidation of a Significant Subsidiary (other than a 15% Subsidiary) with another Person if after giving effect thereto the survivor is no longer a Significant Subsidiary and the assets of such Significant Subsidiary could have been Disposed of pursuant to the provisions of Section 7.4 if such transaction were treated as a Disposition of the assets of such Significant Subsidiary. In the event of any merger or consolidation of or by the Borrower in which the Borrower is not the surviving entity, the surviving entity of such merger or consolidation shall deliver to the Administrative Agent for the benefit of the Lenders all information reasonably necessary to comply with the identification requirements of the Patriot Act.
Section 7.4    Disposition of Property. The Borrower shall not, directly or indirectly, Dispose of, in one transaction or a series of transactions, all or substantially all of its business or property, whether now owned or hereafter acquired. For the avoidance of doubt, it is understood and agreed that (i) this Section 7.4 shall not relieve the Borrower from complying with Section 6.8(b) and (ii) dispositions by any Existing Utility Subsidiary of its transmission assets permitted pursuant to the Subsidiary Credit Agreements shall not constitute a disposition of all or substantially all of the assets of the Borrower.
Section 7.5    Clauses Restricting Subsidiary Distributions. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, enter into or suffer to exist or become effective (including by way of amendment, supplement or other modification of an agreement existing on the Restatement Date) any consensual encumbrance or restriction on the ability of any Significant Subsidiary of the Borrower to make payments, directly or indirectly, to its shareholders by way of dividends, repayment of loans or intercompany charges, or other returns on investments that is more restrictive than any such encumbrance or restriction applicable to such Significant Subsidiary on the Restatement Date; provided that this Section 7.5 shall not apply to (a) limitations or restrictions imposed by law or in regulatory proceedings or (b) financial covenants contained in any agreement or indenture requiring compliance with financial tests or ratios, so long as such financial covenants could not reasonably be expected to impair the Borrower’s ability to repay the Obligations as and when due.
Section 7.6    Use of Proceeds.
The proceeds of the Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries; provided, however, that no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of Regulations T, U and X of the Board. The Borrower shall not use, and shall procure that its Subsidiaries and, to its knowledge, its or their respective directors, officers, employees and agents (in each case, in its respective capacity as such) shall not use, the proceeds of any borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in either case, in violation of law or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 8.
EVENTS OF DEFAULT
If any of the following events shall occur and be continuing:
(a)    the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable

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hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)    any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
(c)    the Borrower shall default in the observance or performance of any agreement contained in Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement; or
(d)    the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof to the Borrower from the Administrative Agent or the Required Lenders; or
(e)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) Indebtedness that becomes due as a result of (A) the Borrower or any Significant Subsidiary effecting an optional redemption, voluntary prepayment, voluntary defeasance or voluntary repurchase of such Indebtedness or (B) a similar event or condition occurring at the election of the Borrower or any Significant Subsidiary, (iii) Swap Agreements and Commodity Swap Agreements that are cancelled or terminated at the option of either party thereto, other than as a result of a default, event of default or early termination event or (iv) Material Indebtedness of NSPC-W so long as its assets do not equal or exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries; or
(f)    (i) the Borrower or any Significant Subsidiary (provided that for purposes of determining Significant Subsidiary under this Event of Default, NSPC-W shall not be deemed a Significant Subsidiary so long as its assets do not equal or exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Significant Subsidiary shall make a general assignment for the benefit of its creditors; or
(ii)    there shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order

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for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Significant Subsidiary shall take any formal corporate action to effect, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)    an ERISA Event that could reasonably be expected to have a Material Adverse Effect shall occur; or
(h)    one or more monetary judgments or decrees shall be entered against the Borrower or any Significant Subsidiary (provided that for purposes of determining Significant Subsidiary under this Event of Default, NSPC-W shall not be deemed a Significant Subsidiary so long as its assets do not equal or exceed 15% of the consolidated total assets of the Borrower and its Subsidiaries) in an amount (to be calculated net of amounts (y) paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage and/or (z) for which the Borrower maintains or has established reserves as set forth below) of $75,000,000 or more, and such judgments or decrees shall not have been satisfied (or solely to the extent not yet due, reserves in conformity with GAAP have been provided on the books of the Borrower or such Significant Subsidiary in respect of such judgments or decrees), vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
(i)    a Change in Control shall occur;
then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower or any 15% Subsidiary, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
SECTION 9.
THE AGENTS
Section 9.1    Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship

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with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
Section 9.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
Section 9.3    Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.
Section 9.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note had been assigned in accordance with the provisions of Section 10.6 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 9.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative

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Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 9.6    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any affiliate of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any affiliate of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 9.7    Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective pro rata shares of the Commitments and Loans outstanding on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such pro rata shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
Section 9.8    Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the

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same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
Section 9.9    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
SECTION 10.
MISCELLANEOUS
Section 10.1    Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) modify or amend this Section 10.1 without the written consent of all Lenders; (iii) modify the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents not otherwise permitted hereunder or thereunder, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.11(a) or Section 2.11(b) without the written consent of each Lender directly affected thereby, (v) amend, modify or waive any provision of Section 9 or any other provision hereof relating to the rights or duties of the Administrative Agent, without the written consent of the Administrative Agent; (vi) [reserved], or (vii) amend, modify or waive any provision of Section 2.18

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without the written consent of the Administrative Agent and each Lender. Notwithstanding anything contained in this Section 10.1, the Maturity Date with respect to any Lender may not be extended with respect to such Lender without its written consent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver, except to the extent expressly provided therein, shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, the Administrative Agent may waive payment of the fee required by Section 10.6(b)(ii)(B) without obtaining the consent of any other party to this Agreement.
Section 10.2    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic transmission or telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	414 Nicollet Mall Minneapolis, MN 55401 Attention: Treasurer Telecopy: 612-215-5311 Telephone: 612-215-4627 Email: brian.j.van.abel@xcelenergy.com

Administrative Agent:	MUFG Bank, Ltd. 1221 Avenue of the Americas, 6th Floor New York, NY 10020 Attention: Lawrence Blat Telephone: (212) 405-6621 Email: Lawrence.Blat@mufgsecurities.com and AgencyDesk@us.sc.mufg.jp
With a copy to:	MUFG Bank, Ltd. Harborside 3 210 Hudson Street, Suite 500 Jersey City, NJ 07311 Attention: Christopher D'Angelo Telephone: (201) 630-3544 LODAgencyServices@us.mufg.jp
; provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received; provided further, if any notice or other communication is received by the recipient after its normal business hours, such notice or other communication shall be deemed received upon the opening of the next Business Day.
Unless and until the Administrative Agent is notified in writing by the Borrower to the contrary, the Borrower hereby authorizes the Administrative Agent to rely on any notices in respect of the making, conversion or continuation of Loans and the Types of Loans and the Interest Periods applicable to Eurodollar Loans given by any Responsible Officer or any designee of a Responsible Officer of which the Administrative Agent is notified in writing. Notices by the Borrower in respect of the making, extension,

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conversion or continuation of Loans and the Types of Loans and the Interest Periods applicable to Eurodollar Loans may be given telephonically, and the Borrower agrees that the Administrative Agent may rely on any such notices made by any person or persons which the Administrative Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of any telephonic notice, if such confirmation is requested by the Administrative Agent. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Information required to be delivered pursuant to Sections 6.1 and 6.2(b) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent (which notice the Administrative Agent shall promptly provide to the Lenders) that such information has been posted on the SEC website on the Internet at sec.gov/edaux/searches.htm, on the Borrower’s IntraLinks site at intralinks.com or at another website identified in such notice and accessible by the Lenders without charge.
Section 10.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 10.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
Section 10.5    Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses; provided, however, the Borrower shall only be liable for the fees and expenses of one counsel for the Arranger Parties, the Administrative Agent and the Lenders, collectively, from time to time, in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, with statements with respect to the foregoing to be submitted to the Borrower prior to the Restatement Date (in the case of amounts to be paid on the Restatement Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, Arranger Party and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with

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respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents other than any Excluded Taxes, and (d) to pay, indemnify, and hold each Lender, the Arranger Party and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of their properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from (i) the willful misconduct, bad faith or gross negligence of such Indemnitee, (ii) a material breach by such Indemnitee of its obligations hereunder or under the other Loan Documents or (iii) claims of one or more Indemnitees against another Indemnitee (other than claims against the Administrative Agent or the Arranger Parties in their capacities as such) and not involving any act or omission of the Borrower or its Subsidiaries or any of their Affiliates (or such person’s officers, directors, employees, advisors, agents or representatives). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery that arise as a result of such Indemnitee’s status as a Lender or the Administrative Agent, or an officer, director, employee, affiliate, agent or controlling person thereof, with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent that such claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses are found by a final non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor, and such demand shall set forth in reasonable detail the basis for and calculation of any such amounts claimed as owing by the Borrower. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Borrower at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder and the termination of this Agreement.
Section 10.6    Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as otherwise permitted in Section 7.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. For the avoidance of doubt, assignments to (x) natural persons, (y) a Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or shall not be permitted or (z) a

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Sanctioned Person (together with the Borrower and its Subsidiaries and Affiliates, “Ineligible Persons”) shall not be permitted.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more financial institutions or other entities (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:
(A)    the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender or, if an Event of Default has occurred and is continuing, any other Person; and
(B)    the Administrative Agent (such consent shall not be unreasonably withheld or delayed).
(ii)    Assignments shall be subject to the following additional conditions:
(A)    no Lender may assign or otherwise transfer its rights or obligations hereunder to the Borrower or its Affiliates;
(B)    except in the case of an assignment to a Lender or an affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates, if any;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(D)    the Assignee, if it shall not then be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.5 in respect of the period that it was a Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than Ineligible Persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of such Lender pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent, if any, as the Lender from which such Participant has acquired its interest. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. In addition, any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.13 unless such Participant complies with Section 2.13(d).
(iii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the

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extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations to a Federal Reserve Bank.
(e)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
Section 10.7    Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency or Affiliate thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of an original executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

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Section 10.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
Section 10.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE VALIDITY, INTERPRETATION, CONSTRUCTION, BREACH, ENFORCEMENT OR TERMINATION HEREOF, AND WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 10.12    Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, City of New York, Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth or referenced in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    without limiting the Borrower’s obligations under Section 10.5(d), waives, to the maximum extent not prohibited by law, any right it may have to claim or recover, in any legal action or proceeding referred to in this Section or otherwise, any special, exemplary, punitive or consequential damages.
Section 10.13    Acknowledgements. The Borrower hereby acknowledges that:

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(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
Section 10.14    Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all information provided to it by or on behalf of the Borrower, the Administrative Agent or any Lender pursuant to or in connection with this Agreement and to use such information solely in connection with evaluating, administering, structuring and/or approving the credit facility contemplated hereby; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, solely for the purpose of evaluating, administering, structuring and/or approving the credit facility contemplated hereby, (b) subject to an agreement to comply with the provisions of this Section or provisions at least as restrictive as those in this Section, to any actual or prospective Transferee or any direct or indirect counterparty (or any professional advisor to such counterparty) to any Swap Agreement with respect to this Agreement, the Loans or the Commitments, or to any credit insurance provider in connection with insuring and/or approving the credit facility contemplated hereby, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, solely for the purpose of evaluating, administering, structuring and/or approving the credit facility contemplated hereby, (d) upon the request or demand of any Governmental Authority having regulatory or oversight jurisdiction over the Administrative Agent and/or the Lenders, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law; provided that it agrees to use commercially reasonable efforts (to the extent practicable or legally permissible) to notify the Borrower reasonably in advance thereof to permit the Borrower the opportunity to contest such disclosure, (f) if requested or required to do so in connection with any litigation or similar proceeding; provided that it agrees to use commercially reasonable efforts (to the extent practicable or legally permissible) to (x) notify the Borrower reasonably in advance thereof to permit the Borrower the opportunity to contest such disclosure and (y) limit such disclosure to those matters so required to be disclosed, (g) that has been publicly disclosed other than as a result of a breach of this Section 10.14, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans and (k) with the prior written consent of the Borrowers.
Section 10.15    WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
Section 10.16    [Reserved.]

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Section 10.17    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
Section 10.18    No Fiduciary Duty. The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Arranger Partiy and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Arranger Party and their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications. Each Agent, each Lender and their Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates.
Section 10.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 10.20    Amendment and Restatement. This Agreement amends and restates in its entirety the Original 364-Day Term Loan Agreement effective as of the Restatement Date. Notwithstanding anything to the contrary in any Loan Document, this Agreement is not intended to and shall not serve to effect a novation of the “Obligations” (as defined in the Original 364-Day Term Loan Agreement). From and after the effectiveness of this Agreement, the rights and obligations of the parties under the Original 364-Day Term Loan Agreement shall be subsumed and governed by this Agreement and the Obligations under the Original 364-Day Term Loan Agreement shall continue as Obligations under this Agreement until otherwise paid in accordance with the terms hereof. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement. Each reference to the “Credit Agreement” or “Loan Agreement” in any Loan Document shall mean and be a reference to this

AMERICAS 96180772	52

Agreement (as further amended, restated, supplemented or otherwise modified from time to time). Cross-references in the Loan Documents to particular section numbers or defined terms in the Original 364-Day Term Loan Agreement shall be deemed to be cross-references to the corresponding sections or defined terms, as applicable, of this Agreement. For the avoidance of doubt, (i) all accrued and unpaid interest and fees under the Original 364-Day Term Loan Agreement shall remain owing by the Borrower and shall be due and payable on the regularly scheduled payment date therefor under this Agreement and (ii) all Interest Periods in effect under the Original 364-Day Term Loan Agreement shall remain in effect hereunder for their applicable duration.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
XCEL ENERGY INC., a Minnesota corporation, as Borrower
By:    /s/ Sarah W. Soong
Name: Sarah W. Soong
Title: Vice President and Treasurer

Signature page to Xcel Energy Inc. Amended and Restated 364-Day Term Loan Agreement

MUFG BANK, LTD., individually as Lender and Administrative Agent
By:    /s/ Chi-Cheng Chen
Name: Chi-Cheng Chen
Title: Director

Signature page to Xcel Energy Inc. Amended and Restated 364-Day Term Loan Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By: /s/ Anju Abraham
Name: Anju Abraham
Title: Authorized Signatory

By: /s/ Robert Casey
Name: Robert Casey
Title: Authorized Signatory

Signature page to Xcel Energy Inc. Amended and Restated 364-Day Term Loan Agreement

TD BANK, N.A.

By: /s/ Betty Chang
Name: Betty Chang
Title: Senior Vice President

Signature page to Xcel Energy Inc. Amended and Restated 364-Day Term Loan Agreement

SCHEDULE 1.1

COMMITMENTS

Lender	Commitment
MUFG Bank, Ltd.	$250,000,000
Canadian Imperial Bank of Commerce, New York Branch	$125,000,000
TD Bank, N.A.	$125,000,000
All Lenders	$500,000,000

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SCHEDULE 4.1
FINANCIAL CONDITION
None.

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SCHEDULE 4.2
NO CHANGE
None.

AMERICAS 96180772

SCHEDULE 7.2
EXISTING LIENS
Xcel Energy Inc.
None.
Public Service Company of Colorado
Liens in connection with the Capital Lease between Young Gas Storage Company, Ltd. and Public Service Company of Colorado dated as of June 1995 for the lease of a natural gas storage facility. The lease will expire in May 2025.
Liens in connection with the Capital Lease between WYCO Development LLC and Public Service Company of Colorado dated as of December 1, 1999 for the lease of the Front Range Natural Gas Pipeline. The lease will expire in December 2029.
Liens in connection with the Capital Lease between Public Service Company of Colorado and Colorado Interstate Gas Company dated as of July 2009 for the lease of the Totem Natural Gas Storage Facility. The lease will expire in April 2040.
Northern States Power Company (Minnesota)
None.
Northern States Power Company (Wisconsin)
None.
Southwestern Public Service Company
None.

AMERICAS 96180772

EXHIBIT A
FORM OF
CLOSING CERTIFICATE
[______], 2018
Pursuant to Section 5.1(e) of the Amended and Restated 364-Day Term Loan Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto and MUFG Bank, Ltd., as administrative agent (in such capacity, the “Administrative Agent”), the undersigned [INSERT TITLE OF OFFICER] of the Borrower hereby certifies as follows:
1.    The representations and warranties of the Borrower set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
2.             is the duly elected and qualified [Corporate Secretary/Assistant Secretary] of the Borrower and the signature set forth for such officer below is such officer’s true and genuine signature.
3.    No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof.
4.    The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied as of Restatement Date.
The undersigned [Corporate Secretary/Assistant Secretary] of the Borrower certifies as follows:
1.    Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on the date set forth therein; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.
2.    Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Borrower as in effect on the date hereof.
3.    Attached hereto as Annex 3 is a true and complete copy of the Articles of Incorporation of the Borrower as in effect on the date hereof.
4.    The persons identified on Annex 4 attached hereto are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names in such Annex, and the signatures appearing opposite their respective names in such Annex are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on

AMERICAS 96180772

behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party.
IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date first set forth above.

________________________________________	________________________________________
Name: Title:	Name: Title: [Corporate Secretary/Assistant Secretary]

2

EXHIBIT B
FORM OF
ASSIGNMENT AND ASSUMPTION
Reference is made to the Amended and Restated 364-Day Term Loan Agreement, dated as of December 4, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Xcel Energy Inc., a Minnesota corporation (the “Borrower”), the Lenders party thereto and MUFG Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in Credit Agreement.
The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:
1.    The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the credit facility contained in the Credit Agreement in a principal amount as set forth on Schedule 1 hereto.
2.    The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.
3.    The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) represents and warrants that the consideration it is using or will use at any time to make its Loan does not constitute “plan assets” (as defined under ERISA); (c) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements (to the extent required to be delivered by the Borrower under the Credit Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (d) agrees that it will, independently and without reliance upon the Assignor, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its

AMERICAS 96180772

terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.13(d) of the Credit Agreement; and (g) represents and warrants that it is not an Ineligible Person.
4.    Subject to obtaining all necessary consents on or prior to such date, the effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Assumption and receipt of all necessary consents, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
5.    Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued prior to the Effective Date and to the Assignee for amounts, which have accrued on or subsequent to the Effective Date.
6.    From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.
7.    This Assignment and Assumption shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

2

Schedule 1 to Assignment and Assumption
with respect to the Amended and Restated 364-Day Term Loan Agreement, dated as of December 4, 2018, among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto and MUFG Bank, Ltd., as Administrative Agent
Name of Assignor:
Name of Assignee:
Effective Date of Assignment:
Principal Amount Assigned: $

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By:	By:
Title:	Title:

MUFG BANK, LTD.	XCEL ENERGY INC.[2]
Administrative Agent[1]

By:	By:
Title:	Title:

1    Consent of Administrative Agent required for each assignment.

[2]	Consent of Borrower required for each assignment unless (x) assignment is to a Lender or (y) an Event of Default has occurred and is continuing.

AMERICAS 96180772

EXHIBIT C
FORM OF EXEMPTION CERTIFICATE
Reference is made to the Amended and Restated 364-Day Term Loan Agreement, dated as of December 4, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Xcel Energy Inc., a Minnesota corporation (the “Borrower”), the Lenders party thereto and MUFG Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
__________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.13(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:
1.    The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.
2.    The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:
(a)    the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
(b)    the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.
3.    The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.
4.    The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.
IN WITNESS WHEREOF, the undersigned has duly executed this certificate.
[NAME OF NON-U.S. LENDER]
By:
Name:
Title:
Date:

AMERICAS 96180772

EXHIBIT D

FORM OF RECOMMITMENT REQUEST1

___________, 2019
MUFG Bank, Ltd., as Administrative Agent
Reference is made to the Amended and Restated 364-Day Term Loan Agreement, dated as of December 4, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto and MUFG Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to Section 2.17(a) of the Credit Agreement, the Borrower hereby requests that the Lenders recommit to maintain their respective Loans outstanding and extend the Maturity Date now in effect to [December 2], 2020. The Borrower hereby acknowledges that pursuant to the terms of Section 2.17(a) of the Credit Agreement, the Lenders’ recommitment is at each Lender’s sole and absolute discretion.
The Borrower hereby certifies that (i) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents are true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Maturity Date as if made on the date hereof or as of the Maturity Date, as applicable, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date; and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and no Default or Event of Default shall have occurred and be continuing on the Maturity Date.

Very truly yours,

XCEL ENERGY INC.

By
Name:
Title:

1 Recommitment Request may be given no later than the 90th day prior to the Maturity Date.

AMERICAS 96180772

EXHIBIT E
FORM OF RECOMMITMENT NOTICE1

___________, 2019

MUFG Bank, Ltd., as Administrative Agent
Reference is made to the Amended and Restated 364-Day Term Loan Agreement, dated as of December 4, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Xcel Energy Inc. (the “Borrower”), the Lenders party thereto and MUFG Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
The undersigned Lender is delivering this Recommitment Notice in response to the Recommitment Request dated __________, 2019, as per the terms of the Credit Agreement. Pursuant to Section 2.17(a) of the Credit Agreement, the undersigned Lender hereby consents, in its sole and absolute discretion, to maintain its Loans outstanding and to the extension of the Maturity Date to [December 2], 2020, as requested by the Borrower in the Recommitment Request.
Very truly yours,

[NAME OF LENDER]

By
Name:
Title:

1 Recommitment Notice must be received by the Administrative Agent no later than 30 days after the applicable Recommitment Request is given by the Borrower (or such later date as the Borrower has specified in the applicable Recommitment Request). Any Lender that fails to submit a Recommitment Notice by the Recommitment Request Response Date shall be deemed not to have consented to the requested recommitment and shall constitute a Non-Committing Lender.

AMERICAS 96180772